UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2019

Hibbett Sports, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-20969	20-8159608
(State of Incorporation)	(Commission	(IRS the Company
	File Number)	Identification No.)

2700 Milan Court
Birmingham, Alabama  35211
(Address of principal executive offices)

(205) 942-4292
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	HIBB	NASDAQ Global Select Market

EXPLANATORY NOTE

On May 24, 2019, Hibbett Sports, Inc. (the “Company”) issued a press release and filed a Form 8-K (“Initial Form 8-K”) reporting its results of operations for the first quarter of Fiscal 2020.  A copy of the Company’s condensed consolidated financial statements for the quarter ended May 4, 2019 was included in the press release attached as Exhibit 99.1 to the Initial Form 8-K.  Subsequent to that filing, the Company identified certain changes in the financial statements relating to stores that are closing in Fiscal 2020, including, among other things, a decrease in the long-term lease liability in the Unaudited Condensed Consolidated Balance Sheets and a decrease in the store impairment charge in the Unaudited Condensed Consolidated Statements of Operations.

As a result, the Company is filing this Form 8-K/A to furnish the Company’s unaudited condensed consolidated financial statements for the quarter ended May 4, 2019, as revised to include the foregoing changes relating to stores that are closing in Fiscal 2020.  Other than this correction, no other changes were made to the Company’s unaudited condensed consolidated financial statements attached to the Initial Form 8-K.

Item 2.02.  Results of Operations and Financial Condition.

The Company released its results of operations for the thirteen week period ended May 4, 2019, in a press release issued on May 24, 2019.  As described in the Explanatory Note above, on June 4, 2019, the Company issued a correction to its Unaudited Condensed Consolidated Statements of Operations and Unaudited Condensed Consolidated Balance Sheets for the quarter ended May 4, 2019.  Among other things, the correction changes first quarter diluted earnings per share, on a GAAP basis, from $1.48 to $1.50.  Non-GAAP diluted earnings per share, as reported in the Initial Form 8-K, remained the same at $1.61.

 A copy of the Company’s revised condensed consolidated financial statements for the quarter ended May 4, 2019 is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section.  It may be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

About Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures, including adjusted net income, earnings per diluted share, gross margin and SG&A expenses as a percentage of net sales.  Management believes that non-GAAP net income, earnings per share, gross margin and SG&A expenses as a percentage of net sales, which exclude the effects of non-recurring expenses related to the acquisition of City Gear and our accelerated store closure plan, are useful measures for providing more accurate comparisons of our current financial results to historical operations, forward looking guidance and the financial results of peer companies.  The non-recurring costs related to the acquisition of City Gear include amortization of inventory step-up value, contingent earnout valuation update and professional service fees and expenses consisting primarily of legal and accounting fees and expenses.  In future periods, such acquisition-related costs may include one or more of the following categories of expenses: (i) transition and integration costs, (ii) professional service fees and expenses and (iii) acquisition-related adjustments.  Future non-recurring costs related to the accelerated store closure plan may include: (i) lease and equipment impairment costs, (ii) third party liquidation fees, (iii) store exit costs, and (iv) residual lease costs.

While our management uses these non-GAAP financial measures as a tool to enhance their ability to assess certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements.  Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

For a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the “GAAP to Non-GAAP Reconciliation” that accompanies Exhibit 99.1.

Item 7.01.  Regulation FD Disclosures.

The information contained in Item 2.02 (including disclaimer) is incorporated by reference into this item 7.01.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 is furnished pursuant to Item 2.02 and shall not be deemed to be “filed”.

Exhibit No.	Description
99.1	Revised Unaudited Condensed Consolidated Financial Statements issued by Hibbett Sports, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTS, INC.

	By:	/s/ Christine S. Skold
Christine S. Skold
June 4, 2019		Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Revised Unaudited Condensed Consolidated Financial Statements issued by Hibbett Sports, Inc.